Filed Pursuant to Rule 424(b)(5)

Registration No. 333-204105

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 21, 2015)

1,391,304 Shares

Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 1,391,304 shares of our common stock directly to the investors in this offering at a price of $5.75 per share. We are not paying underwriting discounts or commissions, so the proceeds to us, before expenses, will be approximately $8 million. We estimate the total expenses of this offering will be approximately $80,000.

Our common stock trades on the NASDAQ Capital Market, or Nasdaq, under the symbol “ADEP.” On June 2, 2015, the last reported sale price of our common stock on Nasdaq was $6.27 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect to deliver the shares of common stock offered hereby on or about June 5, 2015.

Prospectus Supplement dated June 2, 2015

S-i

About This Prospectus Supplement

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the “SEC”, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the terms of the offering of common stock and also adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated May 21, 2015, including the documents incorporated by reference, gives more general information about securities we may offer from time to time. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents identified under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

We have not authorized anyone to give any information or make any representation about us that is different from or in addition to, that contained in this prospectus supplement and the accompanying prospectus or in any of the materials that we have incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference.” Therefore, if anyone gives you information of this sort, you should not rely on it as authorized by us. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus supplement and the accompanying prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus supplement and the accompanying prospectus does not extend to you. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or the context otherwise requires, the terms the “we,” “us,” “our,” the “Company” and “Adept” and similar terms refer to Adept Technology, Inc., Delaware corporation, and its consolidated subsidiaries.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Prospectus Supplement Summary

The following summary highlights selected information about us and the offering and does not contain all the information that may be important to you. We encourage you to read this prospectus supplement and the accompanying prospectus in its entirety, including the information set forth under “Risk Factors,” and the documents incorporated by reference in this prospectus supplement under “Incorporation of Certain Documents by Reference.” In addition, certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement are forward-looking statements, which involve risks and uncertainties. See “Note Regarding Forward-Looking Statements.”

Adept Technology, Inc.

We are a global, robotics-based automation supplier. Through our integrated offerings of both industrial and mobile robots we help our customers improve the speed, quality and efficiency of their production environments. We design and manufacture industrial and mobile robots along with a complementary suite of control and vision systems and software which are used for assembly, packaging, handling, testing and logistics applications in both fixed repetitive and unstructured environments. These products are offered to our customers along with a broad range of service and support options.

Adept helped pioneer the robotics industry, and with more than 30 years of operating expertise, we continue to lead in the development of innovative robotics solutions to meet the changing needs of automation. Our robotic solutions are targeted at automated applications and processes that require precision, flexibility and high productivity. Through sales to systems integrators, distributors, original equipment manufacturer partners and end-user companies, we provide flexible, cost-effective robotics systems, software and services to a variety of markets, including electronics, food, semiconductor, warehouse/logistics, and manufacturing.

We classify robots into two categories, fixed (industrial) robots (multi-axis) and mobile robots (autonomous vehicles). Adept manufactures both types of robots and offers many options such as vision and automation control software and related hardware, parts feeding and enterprise-level software. Each application typically has specific capability requirements and the broad technical depth at Adept allows us to offer a diverse selection of products into existing and new high-growth opportunities.

Corporate Information

Our headquarters are located in Pleasanton, California, and we maintain facilities in New Hampshire, Ohio, France, Germany, Singapore and China for business operations, sales and customer support. We were founded and incorporated in California in 1983 and reincorporated in Delaware in 2005. Our principal executive offices are located at 5960 Inglewood Drive, Pleasanton, California 94588 and our website is www.adept.com. Our website, and the information contained therein, is not a part of this prospectus supplement or the accompanying prospectus.

The Offering

The following summary contains basic information about this offering and our shares of common stock. It does not contain all the information that is important to you. For a more complete understanding of our shares of common stock, please refer to the section of the accompanying prospectus entitled “Description of Capital Stock” and our certificate of incorporation and bylaws, copies of which have been filed with the Securities and Exchange Commission, or SEC, and are available upon request.

Issuer	Adept Technology, Inc.

Shares of Common Stock Offered	1,391,304 shares

Shares of Common Stock Outstanding Immediately Following this Offering	14,563,753 shares

Dividends	To date, we have never declared a cash dividend and our board of directors has no plans to do so in the future. In addition, our line of credit restricts our ability to pay dividends.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, repayment of debt, capital expenditures, the financing of possible acquisitions or business expansions, working capital and the financing of ongoing operating costs and expenses. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments. See “Use of Proceeds.”

NASDAQ Capital Market Symbol	ADEP

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

The number of shares outstanding immediately following the offering is based on the number of shares of our common stock outstanding as of June 2, 2015. It does not include any shares issuable pursuant to unexercised options or restricted stock units for 1,559,323 shares as of June 2, 2015, nor does it include any shares otherwise issued or issuable (including those available for issuance under our equity incentive and employee stock purchase plans) after June 2, 2015.

Risk Factors

Investing in our common stock involves risk. Before making any investment decision, you should carefully consider the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed with the SEC on August 25, 2014, and subsequent Quarterly Reports on Form 10-Q as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC and the risks described below. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.

Risks Related to This Offering

The purchasers in this offering will experience immediate and substantial dilution in the net tangible book value per share of the common stock purchased in this offering.

Since the public offering price per share being offered is substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering, the purchasers in this offering will suffer substantial dilution in the net tangible book value of the common stock they purchase in this offering. Based on the public offering price of $5.75 per share, the purchasers will suffer immediate and substantial dilution of $4.17 per share of common stock, representing the difference in the as adjusted net tangible book value per share of our common stock as of March 28, 2015 after giving effect to this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution the investor will incur if it purchases our securities in this offering.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the proceeds from this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

Future sales of a significant number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock.

Sales of a substantial number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock and impair our ability to raise capital through the sale of additional equity securities. A substantial number of shares of common stock are being offered by this prospectus supplement, and we cannot predict if and when the purchasers may sell such shares in the public markets. In addition, we cannot predict the number of these shares that might be sold nor the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.

We do not anticipate declaring any cash dividends on our common stock. Purchasers in this offering may never obtain a return on their investment.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and earnings for use in the operation and expansion of our business. Accordingly, you will need to rely on sales of your common stock after price appreciation, which may never occur, in order to realize a return on your investment.

The market price of our stock may be affected by low volume.

Our common stock has a relatively low average daily volume. Without a significantly larger average trading volume, our common stock will be less liquid than the common stock of companies with higher trading volume. As a result, the trading prices for our common stock may be more volatile.

Risks Related to the Company

Our operating results fluctuate due to factors that are difficult to forecast, are often out of our control, and can be volatile.

Our past operating results may not accurately indicate our future performance. Our operating results have fluctuated significantly in the past, and could fluctuate in the future. Factors that may contribute to fluctuations include:

•	changes in aggregate capital spending, cyclicality and other economic conditions, or demand in the industries we serve;

•	impact of our restructuring activities on our operations;

•	management of our working capital;

•	changes in our products’ market acceptance or demand;

•	new products or changes in pricing, by us, our distribution channels, or our competitors;

•	pricing and availability of components and raw materials;

•	changes in our product mix from quarter to quarter affecting our gross margins;

•	our failure to manufacture a sufficient volume of products in a timely and cost-effective manner;

•	our inability to decrease certain fixed costs and expenses to address changes in demand;

•	currency exchange rate fluctuations;

•	shifts in geographic concentration of our sales;

•	seasonality;

•	our ability to expand our product offerings; and

•	extraordinary events such as litigation, claims, information security breaches or mergers and acquisitions.

We generally recognize revenues upon shipment, or in certain cases upon receipt by customers. As a result, our revenues and results of operations are affected by the timing of orders received and shipped. A significant percentage of our shipments occur in the last month of each quarter, making reliable forecasting of demand level for our products for a particular quarter difficult. Further, an order cancellation, reduction or delay in shipments near the end of a fiscal period may cause sales to fall below expectations and harm our operating results for that period. We have and may also enter into agreements requiring us to accept certain orders meeting agreed criteria and to hold specified levels of inventory. To address this, we periodically stock inventory levels of completed robots, machine controllers and certain strategic components. As a result, our operating results vary, our stock price is volatile, and we may not be able to achieve or sustain our profitability on a quarterly or annual basis.

We have experienced operating losses and negative cash flow in the past, and have limited liquidity resources, which could impair our ability to invest in growth and adversely affect our operations.

We have experienced operating losses and negative cash flow, and if our projected revenue fails to increase or our expenses exceed current expectations, we may not be able to take advantage of market opportunities, adequately respond to competitive pressures or fully execute our business plan. In 2012, we raised approximately $3.1 million in connection with a public offering of common stock and $7.6 million of net proceeds in connection with our redeemable convertible preferred stock financing, which has been fully converted into common stock. These financings increased our cash resources and allowed us to pay off our previous line of credit, but our liquidity remains limited and restrictions and tax consequences may limit our access to existing cash balances from our foreign operations. We have historically relied on our line of credit and funds generated from those financings and operating activities to sustain and grow our business. We do not anticipate paying any dividends on our common stock. If we are unable to obtain sufficient capital on favorable terms, it could undermine our ability to pursue expansion opportunities and could limit the working capital available to our business, harming our operating results.

Our restructuring efforts may not be effective, might have unintended consequences, and could negatively impact our business.

We have restructured our operations in response to changes in the economic environment, our industry and demand, including restructuring programs in the second quarters of fiscal years 2012 and 2013 to streamline operations, consolidate facilities and reduce our work force. We reviewed and aligned our strategic priorities and rebalanced our investments to maintain sufficient liquidity and to focus on growth in our core markets. Despite our planning, some cost-cutting measures could have unexpected negative consequences, including loss of key personnel, or the loss of customers.

In connection with our restructurings, we have reduced our work force and experienced additional attrition, which may expose the Company to legal claims against the Company and loss of necessary human resources. If we face costly employee or contract termination claims, our operations and prospects could be harmed.

If we are unable to build and effectively integrate our new management team, our business could be harmed.

Our management team, including our Chief Executive Officer, Chief Financial Officer and Chief Business Development and Strategy Officer and other non-executive officers have worked with the Company for no more than 2 1/2 years. Integrating new management into existing operations always carries risk. If we are unable to effectively build our new management team or integrate our new team members, our operations and prospects could be harmed.

We depend on outsourced manufacturing and information technology capabilities and single source suppliers, and if we experience disruptions in this supply or prices increase, our business may suffer.

We outsource most of our manufacturing functions, and obtain many key components, materials and mechanical sub-systems from sole or single source suppliers. We have limited contracts or guaranteed supply arrangements with these suppliers, and the lack of alternate sources and lengthy qualification process for replacement suppliers involves significant risks. These risks include whether or not new suppliers will provide adequate quantities with sufficient quality on a timely basis, and the risk that supplier pricing may be higher than anticipated. If we are unable to obtain necessary items on a timely basis, at acceptable prices, and of sufficient quality, we could lose current or future business. In the past, we have experienced quality control or specification problems with certain components provided by sole source suppliers, and have had to design around flawed items. Any quality issues could result in customer dissatisfaction, lost sales, or increased warranty costs, and could harm our results of operations.

Any significant price increase or disruption of our supply sources could interrupt our product shipments, require reengineering, and damage customer relationships. If our suppliers cease manufacturing components that we require, we may need to purchase a significant amount of inventory that could lead to an increased risk of inventory obsolescence. Finally, if we incorrectly forecast product mix for a particular period and we are unable to obtain sufficient supplies of any components or mechanical sub-systems on a timely and cost-effective basis due to long procurement lead times, our business could be substantially impaired.

Global economic conditions affecting our customers and suppliers may also negatively affect our financial results by decreasing our revenues and increasing our risk of credit-related losses.

The global economic downturn created a widespread slowdown in capital investment, manufacturing, and demand for consumer products particularly in the disk-drive and solar markets. In response, our suppliers have or may increase their prices or reduce their output. Some of our customers (including systems integrators) have, and may continue to, defer, reduce or cease to place orders for our products, or may delay or default on their payment obligations, reducing our revenues or increasing our credit losses, which would negatively affect our financial results.

Our inability to accurately forecast, or react quickly and adequately to increases or decreases in demand for our products could harm our business and results of operations.

Intelligent automation systems using our products can range in price from $25,000 to $500,000. Accordingly, our success depends upon the capital expenditure budgets of our customers, which tend to be cyclical. The economic downturn resulted in cutbacks in capital spending in some of our major markets, and our business has been, and may continue to be, negatively affected. Industry downturns have been characterized by reduced demand for devices and equipment, production over-capacity, and accelerated declines in average selling prices. During periods of declining demand, we have implemented several worldwide restructuring programs to realign our business and lower our expenses. However, our ability to reduce expenses is limited by our need to retain and motivate key employees, and by our need for continued investment in product engineering, research and development. We also have extensive ongoing customer service and support requirements, must maintain inventory to satisfy potential customer commitments, and have certain fixed administrative costs. Further, our failure to effectively manage product transitions or accurately forecast customer demand, in terms of both volume and configuration, may lead to an increased risk of excess or obsolete inventory.

We also must maintain the ability to quickly increase our manufacturing capacity upon an increase in orders or general upturn in any of our markets. Typically, upturns in markets such as disk drive or electronics have been characterized by abrupt demand increases, and production under-capacity. We must be able to ramp up in times of increased demand and hire sufficiently to service our customers.

Our international operations and reliance on foreign suppliers subject us to risks outside of our control that may harm our operating results.

We have significant and expanding operations outside the United States, including a presence in Asia. A substantial majority of our revenue is derived from non-U.S. sales: international sales represented 77% and 74% of revenues for fiscal 2014 and fiscal 2013, respectively. We expect that revenue from our international sales and operations will continue to be a significant portion of our total revenue. We also purchase some critical components from foreign suppliers. As a result, our operating results are subject to the risks inherent in international sales, purchases, and operations, including:

•	difficulties ensuring compliance with applicable regulatory regimes;

•	unexpected changes in regulatory requirements;

•	political, military, and economic instability or turmoil;

•	restrictive governmental actions, such as tariff regulations and other trade barriers;

•	transportation costs and delays;

•	local rules favoring local business and organized labor;

•	longer payment cycles and greater difficulty collecting accounts receivables from foreign jurisdictions;

•	potentially adverse tax rates and tax treatment of our intercompany transactions; and

•	difficulty obtaining appropriate personnel.

We face exposure to fluctuations in foreign currency exchange rates, as a significant portion of our revenues, expenses, assets, and liabilities are denominated in foreign currencies. Additionally, we make foreign currency-denominated purchases from some suppliers, and thus remain subject to the transaction exposures that arise from foreign exchange movements between the date that the transactions are recorded and the date cash is paid. Continued fluctuations in foreign currencies could negatively impact us.

As we are subject to the regulatory regimes of numerous governments, we must ensure that our operations comply with all applicable requirements, including changing requirements affecting business and tax audits by foreign authorities. It is not possible to assess the associated amount of financial or operational exposure at this time.

In 2011, we opened a facility in Shanghai, China to capitalize on significant opportunities presented by the Asian markets. We face all the risks inherent in operating in a foreign emerging market where we have not previously operated a facility. Our China-based activities are subject to greater political, regulatory, legal and economic risks than those faced by other operations. There can be no assurance that our operations in China will be successful.

The long sales cycle, customer evaluation and implementation processes of our products may increase the costs of securing sales and reduce the predictability of our earnings.

Our products are technologically complex, and prospective customers generally must commit significant resources to test and evaluate performance, and to install and integrate our products into larger systems. As a result, our sales process is often subject to evaluation and approval delays typically associated with large capital expenditures. The sales cycles for our products often last for months or years, and orders expected in one quarter may shift to another or be canceled because of a customer’s budgetary constraints or internal acceptance reviews. Longer sales cycles require us to invest significant resources in attempting to secure sales that may not be realized in the short term, and therefore may delay or prevent revenue generation. The time required for our customers to incorporate our product into their system can also vary significantly, which further complicates our planning processes and reduces the predictability of our operating results.

Our failure to keep up with rapid technological change and new product development would harm our ability to compete.

The intelligent automation industry is characterized by rapid technological change and new product introductions and enhancements. We must anticipate trends in our customers’ industries and develop products before our customers’ products are commercialized, because many of our products are used by our customers to develop, manufacture, and test their own products. If we do not accurately predict our customers’ needs, we may invest substantial development resources in products that do not achieve broad market acceptance. Further, if we are unable to develop new and enhanced products meeting customers’ changing technical specifications on a timely and cost-effective basis, our products may become uncompetitive or obsolete. We also must make decisions about whether or not to develop and offer products to a given market, and if our judgment of that market is incorrect, our business could be harmed.

The market for intelligent automation products is intensely competitive, which may make it difficult to grow our business or to maintain or enhance our profitability.

Our competitors include robot, motion control, machine vision, and simulation software companies, many of which have substantially greater resources than we do. Our competitors in the robot market also include integrated manufacturers that produce robotics equipment for internal use, and also compete with our products for sales to other customers. Because they can generate substantial unit volumes to satisfy internal demand, these competitors may have greater pricing flexibility. During the recent economic downturn, we experienced aggressive price reductions and other accommodations by our competitors, in addition to increased price sensitivity by our customers. We believe that the principal competitive factors affecting the market for our products are:

•	product features, functionality, and ease of use;

•	price;

•	brand quality perception;

•	customer service; and

•	timeliness, predictability, and reliability of delivery.

Increased competitive pressure and declining barriers to market entry could result in a loss of sales or market share or force us to lower prices. Failure to enhance our brand would impair our ability to increase or maintain our customer base, and we may not be able to compete successfully in the future.

The growth of our business consistent with our long-term model depends upon the successful execution of our mobile strategy and continued evolution towards collaborative automation in the markets we serve.

Our strategy is focused upon the market opportunity presented by the continuing evolution towards collaborative automation and our expectation of increased use of mobile automation technology in the markets we serve. This new and rapidly changing environment poses significant risks, including, among other things, unforeseen changes in market demand impacting customer adoption levels, difficulties in developing and delivering products addressing customer requirements, and having sufficient available capital which may affect our ability to grow our business to the degree and on the timeline consistent with our expectations. From time to time, other strategic alternatives are presented to us causing us to evaluate our business opportunities. Future developments in the market and any future alternatives presented, may impact our execution of our product development and commercialization strategy.

The growth of our business depends upon the successful development and commercial acceptance of our new products.

Our failure to develop, manufacture, and sell new products in quantities sufficient to offset a decline in revenue from existing products or to successfully manage product and related inventory transitions could harm our business. We depend upon a variety of factors to ensure that our new and enhanced products are successfully commercialized, including timely and efficient completion of design and development, implementation of manufacturing processes, and effective sales, marketing, and customer service. Because of the complexity of our products, significant delays may occur in introducing new products, or between a product’s initial introduction and volume production.

The development and commercialization of new products involve many difficulties, including:

•	identifying new product opportunities;

•	retaining and hiring appropriate research and development personnel;

•	determining the product’s technical specifications;

•	successfully completing the development process;

•	successfully marketing the new product and achieving customer acceptance;

•	managing inventory levels; and

•	additional customer service and warranty costs associated with supporting new product introductions or affecting subsequent field upgrades.

We must expend significant financial and management resources to develop new products. We cannot assure that we will receive meaningful revenue from these investments. If we are unable to continue to successfully develop new products in response to customer requirements or technological changes, or our new products are not commercially successful, our business may be harmed.

Our acquisitions of MobileRobots and InMoTx expanded our business with new technologies and solutions for additional markets commencing in fiscal 2011. We had little or no experience in these markets prior to the completion of these acquisitions and are unable to accurately forecast the future commercial acceptance of these product lines. In response to a decline in sales across our business beginning at the end of fiscal 2012, we focused our efforts on our core competencies and sources of revenue generation and invested fewer resources in new businesses which take longer to build revenue. In connection with our restructuring, we focused on our core and mobile businesses and we have also altered our sales model for our packaging business to a channel focus. This may negatively impact the growth of our new businesses and revenue potentially earned from related new products.

We generally have no long-term customer contracts and our backlog cannot be relied upon as a future indicator of sales.

We generally do not have long-term contracts with our customers, and existing contracts and purchase commitments may be canceled under certain circumstances. As a result, we are exposed to competitive price pressures on every order, and our agreements with customers do not provide assurance of future sales. Our customers are not required to make minimum purchases and may cease purchasing our products at any time without penalty. Our backlog should not be relied on as a measure of anticipated demand or future revenue, because the orders constituting our backlog may be subject to changes in delivery schedules or cancellation without significant penalty to the customer. Any reductions, cancellations or deferrals in customer orders would negatively impact our business.

We market and sell our products primarily through an indirect channel comprised of third-party resellers not under our control.

We believe that our ability to sell products to systems integrators and OEMs will continue to be important to our success. However, our relationships with these partners are generally not exclusive, and we cannot control the timing or amount of their procurement or marketing of our products. Some systems integrators and OEMs who sell our products also sell products of our competitors. If they choose to promote competing products or simply fail to market our products successfully, our revenue could decrease.

As we enter new geographic and applications markets, we must locate and establish relationships with systems integrators and OEMs to assist us in building sales in those markets. Because of product integration expenses and the large amount of training required, significant time and resources may be required to establish a profitable relationship with a systems integrator or OEM. We may not be successful in establishing or maintaining an effective relationship with new systems integrators or OEMs, which would adversely affect our business.

Any future acquisitions may disrupt our business and harm our operating results.

We have acquired technologies and companies in the past and may acquire other businesses and technologies to further our strategic objectives. These new businesses may require investment to introduce new products to customers without any guarantee of revenues sufficient to fund these investments and to make these businesses successful.

Acquisitions present risks, including:

•	significant expenditures of cash and dilutive stock issuances;

•	difficulties in integrating product offerings, operations, or workforce;

•	difficulties in establishing and maintaining effective uniform standards, controls, procedures and policies;

•	the loss of key personnel or customers from either our current business or the acquired company’s business;

•	adverse effects on existing supplier relationships;

•	disruptions of our on-going businesses and diversion of resources and management’s attention;

•	difficulties in realizing our financial and strategic objectives for the acquired business;

•	negative impact on results of operations due to goodwill impairment write-offs, amortization of intangible assets other than goodwill, or assumption of anticipated liabilities;

•	risks of entering new markets, geographic areas, and distribution channels in which we have limited or no previous experience; and

•	assumption of unanticipated liabilities, such as problems with the quality of the acquired company’s product.

The risks above could significantly harm our business. The failure to successfully evaluate and execute acquisitions or adequately address these risks could materially harm our financial results.

Our products could have unknown defects which may give rise to claims against us, increase our expenses, or harm our reputation.

Our products and enhancements are complex and, despite testing, may contain defects, errors or performance problems. Any defects or errors could result in expensive and time-consuming design modifications or warranty charges, harmed customer relationships, and loss of market share. Newly released products, which have not seen as much use and testing in the marketplace as older products, are more susceptible to undetected defects. As we aim to generate increasing revenues from sales of recently released products, the negative impact on our business resulting from defects in such products could be significant.

The existence of any defects, errors, or failures in our products could also lead to product liability claims against us, our channel partners, or our customers. Although we maintain product liability insurance, the coverage limits of these policies may not adequately cover future claims. Any claim could result in significant legal defense costs, divert resources, harm our reputation, and damage our business.

Our failure to protect our intellectual property and proprietary technology may impair our competitive advantage.

Our success depends in part upon protecting our proprietary technology and trade secrets. We primarily rely on a combination of patents, trademarks, copyrights, trade secret protection, licenses, and nondisclosure agreements to protect our proprietary rights, but have not always sought patent, registration, or similar protection on our technology where it may have been available. The steps we have taken may not be sufficient to prevent the misappropriation of our intellectual property or to provide us with any commercial advantage. The process of obtaining patent protection can be time consuming and costly, and our ability to enforce our intellectual property rights is subject to uncertainty and litigation risks.

We may face costly intellectual property infringement claims.

Allegations of intellectual property infringement by our products may arise and could include claims against us, our manufacturers, suppliers, or customers. Because there are numerous patents in the automation industry, it is not always practicable to determine in advance whether a product or any of its components infringes intellectual property rights. As a result, we may be forced to respond to intellectual property infringement claims to protect our rights. Regardless of merit, these claims could consume management time, result in costly litigation, or cause product shipment delays. In settling these claims, we may be required to cease selling products or services, pay damages, redesign the challenged technology, or enter into unfavorable royalty or licensing agreements. Any of these could seriously harm our business.

Information security breaches or business system disruptions may adversely affect our business.

We rely on our information technology infrastructure and management information systems to run our business. Although we take measures to protect our information assets, our security measures may not detect or prevent every attempted breach. We may be subject to information security breaches caused by, among other things, illegal hacking, computer viruses, or acts of vandalism or terrorism. A breach could result in an interruption in our operations, unauthorized publication of our confidential business or proprietary information, unauthorized release of customer or employee data, violation of privacy or other laws, and exposure to litigation. Any such breach could materially harm our business and operating results.

Our investments in certain new markets subject us to increased regulation and potential product liability, and there is no guarantee that we will be successful in these markets or that risks related to these industries will not have an adverse effect on our business.

Our systems and controls are sold in a variety of industries, including semiconductor, food, packaging and medical, among others. We have increased our strategic focus on sales for certain applications that are more highly regulated, including the automation of repetitive operations in diagnostic and pharmaceutical labs. As we seek sales in the medical and food packaging industries, we must ensure that our products and systems comply with applicable regulatory requirements. This will increase our costs and our failure to comply with these requirements could damage our ability to sell our products or subject us to regulatory actions or fines.

Our failure to comply with environmental laws and regulations could harm our business.

We are subject to a variety of environmental regulations relating to the use, storage, handling, and disposal of hazardous substances used in the manufacturing and assembly of our products. We believe that we are in compliance with material environmental regulations and have all necessary environmental permits. However, our failure to comply with present or future regulations could result in penalties or liabilities, and could curtail our operations.

Our success depends on our continuing ability to attract, train, motivate and retain highly-qualified personnel.

Our inability to attract, train, motivate, and retain qualified management, sales, and technical personnel could adversely affect our ability to design, manufacture, market and sell our products, and to meet our requirements as a public company. Many companies with which we compete for qualified personnel have greater resources than we do. In addition, in making employment decisions in the technology industry, job candidates often consider the value of the equity they receive in connection with their employment. Therefore, volatility in the price of our stock may adversely affect our ability to attract or retain technical personnel, which could harm our business.

Compliance with recently passed health care legislation and potential increases in the cost of providing health care plans to our employees may adversely affect our business.

The Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act (collectively, the “Acts”) became law in March 2010. The Acts contain provisions that will affect employer-

sponsored health care plans, but it remains uncertain whether and by how much the Acts will increase health care costs of employers. Significant annual increases in the cost of providing employee health coverage may adversely affect our business and results of operations.

If we fail to maintain adequate internal controls over financial reporting, our business could be materially and adversely affected.

Under the Sarbanes-Oxley Act, our management must establish, maintain and make certain assessments and certifications regarding our disclosure controls and internal controls over financial reporting. We have dedicated significant resources to comply with these requirements, including significant actions to develop, evaluate, and test our internal controls, but cannot provide absolute assurances. A failure to maintain adequate internal controls could result in inaccurate or late reporting of our financial results, an investigation by regulatory authorities, a loss of investor confidence, a decrease in the trading price of our common stock and exposure to costly litigation or regulatory proceedings.

Our concentration of our equity ownership among few stockholders could adversely affect the liquidity and market price of our securities, and may permit a few stockholders to influence the results of stockholder decisions.

A small number of holders own the substantial majority of our outstanding equity. These securities are generally freely tradable or subject to registration statements, permitting their sale with little or no restriction. The potential sale of these securities creates meaningful overhang on the market for our securities and sales by any of these large holders would increase the current volatility of our common stock, the market price of which is affected by our low trading volume. This may affect the trading market for our stock, and could control the results of matters requiring stockholder approval, which may delay or prevent a change of control or negatively affect our stock price.

Stockholders may experience dilution of their ownership interests and the market price of our common stock may be depressed by future issuances of additional shares of our equity securities.

In 2012, we issued 920,000 shares of our common stock in a public offering and 8,000 shares of redeemable convertible preferred stock, all of which was converted into common stock in 2014. We may issue additional common or preferred stock or other equity securities for various reasons, including financing our operations, fund acquisitions or hire or retain employees. Issuances of our equity securities, or the perception that such issuances may occur, could dilute the interests of our stockholders and have a material negative effect on the trading price of our common stock. The rights and preferences of any preferred stock we issue may decrease the perceived value, and thus the trading price, of our common stock. The preferred stock may be convertible at the holder’s option and the issuance of common stock upon such conversion could require us to issue a significant number of shares of our common stock and dilute existing shareholders.

At March 28, 2015, options to purchase or restricted stock units for approximately 1.64 million shares of our common stock were outstanding under our equity compensation plans, and approximately an additional 0.34 million shares of common stock were reserved for future grant and issuance under such plans. We can also issue shares under our employee stock purchase plan, which had approximately 0.28 million shares available for issuance at March 28, 2015. Shares of common stock issued under these plans are generally freely tradable in the public market, subject to certain limitations applicable to our affiliates. Option exercises and employee stock purchase plan purchases could increase the number of common shares outstanding and could adversely affect the prevailing market price of our common stock, due to our low trading volume. Our use of equity to raise additional financing or as consideration in connection with a future acquisition or other transaction could also result in the dilution of our stockholders’ equity interest.

Our stock price may fluctuate widely, making resale of our common stock difficult.

The market price of our common stock has fluctuated substantially. Our stock price may continue to fluctuate significantly in response to factors including:

•	fluctuating operating results;

•	our liquidity needs and constraints;

•	our restructuring activities and changes in management and other personnel;

•	changes in our business focus and operational organization;

•	our limited public float and the limited trading volume of our common stock on the NASDAQ Capital Market;

•	the business environment, including the operating results and stock prices of companies in the industries we serve;

•	general conditions in the intelligent automation and packaging industries;

•	the introduction of new products or changes in product pricing by us or our competitors;

•	litigation or claims relating to the volatility of our common stock, internal controls, proprietary rights or other matters;

•	developments in the financial markets; and

•	perceived dilution from stock issuances in financing or acquisition transactions.

The effects of new regulations relating to conflict minerals may adversely affect our business.

In August 2012, the SEC adopted new requirements applicable to companies manufacturing or contracting for the manufacture of products which require specific minerals, known as conflict minerals. Such companies will have to disclose annually whether they used any conflict minerals originating from the Democratic Republic of Congo or adjoining countries. If a company uses conflict minerals from those countries, additional requirements will be triggered. We may face increased costs of regulatory compliance, potential risks to our reputation, difficulty satisfying any customers that insist on conflict-free products and harm to our business.

Deploying a new enterprise resource planning system could interfere with our business or operations and could adversely impact our financial position, results of operations and cash flows.

We are in the process of deploying a new enterprise resource planning, or ERP, system. This project requires significant investment of capital and human resources, the re-engineering of many processes of our business and the attention of many employees who would otherwise be focused on other aspects of our corporate initiatives. Any disruptions, delays or deficiencies in the design and integration of the new ERP system could result in potentially much higher costs than we had anticipated and could adversely affect our ability to develop and commercialize products, provide services, manage our supply chain and fulfill contractual obligations, file reports with the SEC in a timely manner and/or otherwise operate our business, or otherwise impact our controls environment. Any of these consequences could have an adverse effect on our results of operations and financial condition.

Note Regarding Forward-Looking Statements

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”), and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements, many of which are discussed in greater detail under the heading “Risk Factors” in this prospectus supplement including, but not limited to, statements about: factors affecting our fluctuating operating results that are difficult to forecast or outside our control; our limited liquidity due to historical operating losses and negative cash flow, the dependence of our growth consistent with our long-term model on the successful execution of our mobile strategy and continued evolution towards collaborative automation, the effect of the current state of the manufacturing sector and other businesses of our customers; the effectiveness and unintended consequences of our restructuring actions and other expense-related matters; changes in our management team; the impact of acquisitions and strategic plans on our cash resources and operations, the Company’s inability to accurately forecast or react quickly to changes in demand for our products; seasonality of results, particularly in Europe; risks of technical and commercial acceptance of the Company’s new or current products; the costs of international operations, sales and suppliers and the impact of foreign currency exchange; the cyclicality of capital spending of the Company’s customers and lack of long-term customer contracts; the highly competitive nature of and rapid technological change within the intelligent automation industry; the lengthy sales cycles for the Company’s products; the Company’s increasing investment in markets that are subject to increased regulation; risks associated with outsourced manufacturing and single sources of supply; potential delays associated with the development and introduction of new products; and potential costs of regulatory compliance.

Use of Proceeds

We estimate that the net proceeds from the sale of the shares of our common stock in this offering will be approximately $7.92 million, after deducting estimated offering expenses payable by us.

We intend to use our net proceeds from this offering for general corporate purposes, which may include, among other things, repayment of debt, capital expenditures, increasing our working capital, and the financing of ongoing operating expenses and overhead. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments.

Dilution

Our net tangible book value as of March 28, 2015 was approximately $15.0 million, or $1.14 per share of our common stock, based upon 13,130,401 shares of our common stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 28, 2015.

Dilution per share to new investors in this offering represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of 1,391,304 shares of our common stock in this offering at the public offering price of $5.75 per share and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value as of March 28, 2015 would have been approximately $22.9 million, or $1.58 per share. This amount represents an immediate increase in net tangible book value of $0.44 per share to existing stockholders and immediate dilution in net tangible book value of $4.17 per share to new investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$5.75
Net tangible book value per share as of March 28, 2015	$1.14
Increase in net tangible book value per share attributable to this offering	$0.44
Adjusted net tangible book value per share as of March 28, 2015 after giving effect to this offering		$1.58
Dilution in net tangible book value per share to new investors		$4.17

The foregoing table and discussion is based on 13,130,401 shares of common stock outstanding as of March 28, 2015 and excludes shares of common stock issuable upon the exercise of stock options and restricted stock units outstanding as of March 28, 2015.

Plan of Distribution

We are offering the shares of common stock directly to certain existing shareholders and other institutional investors. The offering is not being made through an underwriter or placement agent. We have entered into subscription agreements with these investors for the full amount of the offering. The form of subscription agreement is included as exhibits to our Current Report on Form 8-K that we will file with the Securities and Exchange Commission in connection with the consummation of this offering. See “Where You Can Find More Information”.

Our obligation to issue and sell shares to the purchasers is subject to the conditions set forth in the subscription agreements. A purchaser’s obligation to purchase shares is subject to conditions set forth in the subscription agreements as well.

We expect that the sale of 1,391,304 shares will be completed on or about June 5, 2015. We estimate the total expenses of this offering which will be payable by us will be approximately $80,000.

The transfer agent for our common stock is Computershare.

Our common stock is traded on the Nasdaq Capital Market under the symbol “ADEP.”

Experts

The consolidated financial statements incorporated in this Prospectus by reference from Adept’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, as filed with the SEC on August 25, 2014, and the effectiveness of Adept’s internal control over financial reporting have been audited by Armanino LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Legal Matters

The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, Palo Alto, California.

Incorporation of Certain Documents by Reference

We have filed with the SEC a registration statement on Form S-3, including exhibits, in connection with the common stock to be sold in this offering. This prospectus supplement is part of the registration statement and does not contain all the information included in the registration statement. For further information about us and the common stock to be sold in this offering, please refer to the registration statement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to “incorporate by reference” into this prospectus supplement certain information that we file with it. This means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. You should read the information incorporated by reference because it is an important part of this prospectus.

We incorporate by reference the following documents that we previously filed with the SEC pursuant to the Exchange Act:

(a)	Adept’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, as filed with the SEC on August 25, 2014, including all documents incorporated by reference therein;

(b)	Adept’s Quarterly Reports on Form 10-Q for the quarter ended September 27, 2014, as filed with the SEC on November 4, 2014, and for the quarter ended December 27, 2014, as filed with the SEC on February 4, 2015, and for the quarter ended March 28, 2015, as filed with the SEC on May 4, 2015;

(c)	Adept’s Current Reports on Form 8-K filed with the SEC on July 2, 2014 and November 13, 2014;

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(e)	The description of the Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on October 31, 1995 pursuant to Section 12(g) of the Exchange Act, including the Current Report on Form 8-K12G3 filed on November 10, 2005 and including any amendment or report filed for the purpose of updating such description.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, provided, however, that the Registrant is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

Where You Can Find More Information

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC registering the shares of common stock that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these shares of common stock that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these shares of common stock.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements, information statements and other information about issuers, like Adept Technology, Inc., that file electronically with the SEC. The address of that website is www.sec.gov. The website, and, except as expressly incorporated herein, the information contained therein, is not a part of this prospectus. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.

PROSPECTUS

$11,320,000

Common Stock

This prospectus relates to shares of Adept Technology, Inc. common stock, which may be offered and sold from time to time. The aggregate initial offering price of all common stock sold under this prospectus will not exceed $11,320,000.

Each time we sell shares of our common stock hereunder, we will provide a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the shares to the public. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

The shares of our common stock may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any shares of our common stock, their names, any over-allotment and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.

Our common stock trades on the Nasdaq Capital Market, or Nasdaq, under the symbol “ADEP”. On May 12, 2015, the last reported sale price of our common stock on Nasdaq was $6.01 per share.

We were incorporated in California in 1983 and reincorporated in Delaware in November 2005. Our principal executive offices are located at 5960 Inglewood Drive, Pleasanton, California 94588. Our telephone number is (925) 245-3400 and our website address is http://www.adept.com. Information contained in our website is not a part of this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 21, 2015.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered shares of our common stock to which they relate.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus or free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell the shares of our common stock described in this prospectus in one or more offerings. The aggregate initial offering price of all the shares of our common stock sold under this prospectus will not exceed $11,320,000.

This prospectus provides certain general information about the shares of our common stock that we may offer hereunder. Each time we offer shares of our common stock hereunder, we will provide a prospectus supplement to this prospectus. The prospectus supplement will contain the specific information about the terms of the offering. In each prospectus supplement, we will include the following information:

•	the number of shares of common stock that we propose to sell;

•	the public offering price per share of the common stock;

•	the names of any underwriters, agents or dealers through or to which the shares of the common stock will be sold;

•	any compensation of those underwriters, agents or dealers;

•	any additional risk factors applicable to the shares of our common stock or our business and operations; and

•	any other material information about the offering and sale of the shares of common stock.

In addition, the prospectus supplement may also add, update or change the information contained or incorporated in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. You should read and consider all information contained in this prospectus and any accompanying prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Adept” and similar terms refer to Adept Technology, Inc., a Delaware corporation, and its consolidated subsidiaries.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”), and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements, many of which are discussed in greater detail under the heading “Risk Factors” in this prospectus including, but not limited to, statements about: factors affecting our fluctuating operating results that are difficult to forecast or outside our control; our limited liquidity due to historical operating losses and negative cash flow, the dependence of our growth consistent with our long-term model on the successful execution of our mobile strategy and continued evolution towards collaborative automation, the effect of the current state of the manufacturing sector and other businesses of our customers; the effectiveness and unintended consequences of our restructuring actions and other expense-related matters; changes in our management team; the impact of acquisitions and strategic plans on our cash resources and operations, the Company’s inability to accurately forecast or react quickly to changes in demand for our products; seasonality of results, particularly in Europe; risks of technical and commercial acceptance of the Company’s new or current products; the costs of international operations, sales and suppliers and the impact of foreign currency exchange; the cyclicality of capital spending of the Company’s customers and lack of long-term customer contracts; the highly competitive nature of and rapid technological change within the intelligent automation industry; the lengthy sales cycles for the Company’s products; the Company’s increasing investment in markets that are subject to increased regulation; risks associated with outsourced manufacturing and single sources of supply; potential delays associated with the development and introduction of new products; and potential costs of regulatory compliance.

ABOUT THE COMPANY

We are a global, robotics-based automation supplier. Through our integrated offerings of both industrial and mobile robots we help our customers improve the speed, quality and efficiency of their production environments. We design and manufacture industrial and mobile robots along with a complementary suite of control and vision systems and software which are used for assembly, packaging, handling, testing and logistics applications in both fixed repetitive and unstructured environments. These products are offered to our customers along with a broad range of service and support options.

Adept helped pioneer the robotics industry, and with more than 30 years of operating expertise, we continue to lead in the development of innovative robotics solutions to meet the changing needs of automation. Our robotic solutions are targeted at automated applications and processes that require precision, flexibility and high productivity. Through sales to systems integrators, distributors, original equipment manufacturer partners and end-user companies, we provide flexible, cost-effective robotics systems, software and services to a variety of markets, including electronics, food, semiconductor, warehouse/logistics, and manufacturing.

We classify robots into two categories, fixed (industrial) robots (multi-axis) and mobile robots (autonomous vehicles). Adept manufactures both types of robots and offers many options such as vision and automation control software and related hardware, parts feeding and enterprise-level software. Each application typically has specific capability requirements and the broad technical depth at Adept allows us to offer a diverse selection of products into existing and new high-growth opportunities.

Our headquarters are located in Pleasanton, California, and we maintain facilities in New Hampshire, Ohio, France, Germany, Singapore and China for business operations, sales and customer support. We were founded and incorporated in California in 1983 and reincorporated in Delaware in 2005.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed with the SEC on August 25, 2014, which is incorporated by reference in this prospectus, as well as any updates thereto contained in our Quarterly Reports on Form 10-Q and any other subsequent filings with the SEC or any applicable prospectus supplement or free writing prospectus. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the shares of our common stock offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, capital expenditures, the financing of possible acquisitions or business expansions, working capital and the financing of ongoing operating costs and expenses. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments.

PLAN OF DISTRIBUTION

The shares of our common stock that may be offered by this prospectus may be sold:

•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the shares of our common stock. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the shares of common stock or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the shares of common stock may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the shares of common stock may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time shares of our common stock are offered by this prospectus, the prospectus supplement, if required, will set forth:

•	the name of any underwriter, dealer or agent involved in the offer and sale of the shares of common stock;

•	the terms of the offering;

•	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

•	any over-allotment option under which any underwriters may purchase additional shares of common stock from us;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	the anticipated date of delivery of the shares of common stock.

The shares of our common stock may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices, which may be less than prevailing market prices. The distribution of shares of common stock may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on the NASDAQ Capital Market or any other organized market where the common stock may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	under delayed delivery contracts or other contractual commitments; or

•	a combination of such methods of sale.

If underwriters are used in a sale, shares of our common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of shares of our common stock, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our common stock.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or “FINRA,” the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

To comply with the securities laws of certain states or jurisdictions, if applicable, the shares of common stock offered by this prospectus will be offered and sold in those states or jurisdictions only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the shares of common stock. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Adept is authorized to issue 19,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. The preferred stock is undesignated as to series, rights, preferences, privileges or restrictions. As of May 12, 2015, there were approximately 13,172,449 shares of common stock outstanding and no shares of preferred stock outstanding.

The following is a summary of the material terms of our capital stock and certain other securities convertible into our capital stock. You should refer to our Certificate of Incorporation, as amended, and Bylaws and the agreements and instruments described below for more detailed information.

Common Stock

Each share of common stock entitles its record holder to one vote on all matters to be voted on by the stockholders of Adept. Except as otherwise provided by law, actions by the stockholders of Adept may be approved by a majority vote of the stockholders present or represented by proxy at a duly called meeting of the stockholders at which a quorum is present, provided that the amendment of the Bylaws of Adept by the stockholders requires the affirmative vote or written consent of the holders of a majority of the outstanding shares of stock entitled to vote generally in the election of directors. The Board of Directors of Adept currently consists of six directors (with one vacancy), all of whom are elected annually at the annual meeting of stockholders, and is not classified. At all meetings of stockholders for the election of directors, a plurality of the votes cast is sufficient to elect. No provision of Adept’s Certificate of Incorporation or Bylaws provides for cumulative voting in the case of the election of directors or on any other matter.

Each holder of common stock of Adept is entitled to share pro rata in any dividends paid on the common stock in funds legally available for that purpose, when, as and if declared by the Board of Directors of Adept in its discretion. The shares of common stock of Adept have no preferred dividend rights or any conversion, redemption or other rights, or any rights to payment from any sinking or similar fund. The shares of common stock also do not have any preemptive, subscription or other similar rights. There are no restraints in the Certificate of Incorporation or Bylaws of Adept on the right of holders of shares of common stock to sell or otherwise alienate their shares of stock in Adept. There are no provisions in the Certificate of Incorporation or Bylaws of Adept providing for any calls or assessments against holders of shares of common stock or discriminating against any existing or prospective holder of shares of common stock as a result of such security holder owning a substantial amount of securities. Upon liquidation, dissolution or winding up of Adept, each holder of shares of common stock will be entitled to receive a pro rata share of the assets of Adept, after payment of, if any, all Adept’s debts and liabilities and subject to any applicable liquidation or other payments owed to preferred shareholders.

In addition to Adept’s outstanding common stock, Adept has outstanding options and restricted stock units to purchase its common stock held by its employees and directors and additional shares available for issuance under several equity compensation plans, as further described in Adept’s periodic reports filed with the SEC.

Preferred Stock

The shares of preferred stock of Adept are not designated by series, and there are no currently outstanding shares of preferred stock. Adept may issue preferred stock from time to time in one or more series. The Board of Directors is authorized, without the approval of existing stockholders, to determine or alter the rights, preferences, privileges and restrictions (including voting rights, liquidation preferences, dividend rights, conversion rights, redemption rights and sinking-fund provisions) granted to or imposed upon any wholly unissued series of preferred stock and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. The Board of Directors may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Adept common stock. In addition, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Adept. Adept has no current plans to issue any shares of its preferred stock, but could choose to do so in the future.

Anti-Takeover Provisions

Adept may issue preferred stock from time to time in one or more series, subject to certain authority held by the Board of Directors, including the authority to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Adept.

Adept is subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, consolidations, asset sales and other transactions involving Adept and an interested stockholder. In general, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of Adept voting stock. Section 203 could discourage certain potential acquirers unwilling to comply with its provisions.

Transfer Agent and Registrar; Market

The transfer agent and registrar for our common stock is Computershare. Our common stock is traded on the Nasdaq Capital Market under the symbol “ADEP.”

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our Certificate of Incorporation and Bylaws, which have been filed with and are publicly available from the SEC.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from Adept’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, as filed with the SEC on August 25, 2014, and the effectiveness of Adept’s internal control over financial reporting have been audited by Armanino LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Gibson, Dunn & Crutcher LLP, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed with the SEC a registration statement on Form S-3, including exhibits, in connection with the common stock to be sold in this offering. This prospectus is part of the registration statement and does not contain all the information included in the registration statement. For further information about us and the common stock to be sold in this offering, please refer to the registration statement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to “incorporate by reference” into this prospectus certain information that we file with it. This means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. You should read the information incorporated by reference because it is an important part of this prospectus.

We incorporate by reference the following documents that we previously filed with the SEC pursuant to the Exchange Act:

(a)	Adept’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, as filed with the SEC on August 25, 2014, including all documents incorporated by reference therein;

(b)	Adept’s Quarterly Reports on Form 10-Q for the quarter ended September 27, 2014, as filed with the SEC on November 4, 2014, and for the quarter ended December 27, 2014, as filed with the SEC on February 4, 2015, and for the quarter ended March 28, 2015, as filed with the SEC on May 4, 2015;

(c)	Adept’s Current Reports on Form 8-K filed with the SEC on July 2, 2014 and November 13, 2014;

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(e)	The description of the Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on October 31, 1995 pursuant to Section 12(g) of the Exchange Act, including the Current Report on Form 8-K12G3 filed on November 10, 2005 and including any amendment or report filed for the purpose of updating such description.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, provided, however, that the Registrant is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions. Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated on deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to Adept’s Corporate Secretary at 5960 Inglewood Drive, Pleasanton, California 94588 or by calling Adept at (925) 245-3400 or by visiting Adept’s website. Additional information about us is available at our web site located at http://www.adept.com. Such additional information contained in our web site is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the shares of common stock that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these shares of common stock that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these shares of common stock.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements, information statements and other information about issuers, like Adept Technology, Inc., that file electronically with the SEC. The address of that website is www.sec.gov. The website, and, except as expressly incorporated herein, the information contained therein, is not a part of this prospectus. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.

Prospectus

June 2, 2015